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                                 [PHOENIX LOGO]

NUMBER                                                                   ------
PH 6826                                                                  SHARES
                                                                         ------
                            PHOENIX TECHNOLOGIES LTD.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                 COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN                          CUSIP 719153 10 8
   BOSTON, MA OR NEW YORK, NY                                 SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

THIS CERTIFIES THAT                 SPECIMEN                  is the owner of


         FULLY PAID AND NONASSESSABLE SHARES, PAR VALUE $.001 PER SHARE,
                             OF THE COMMON STOCK OF

PHOENIX TECHNOLOGIES LTD. transferable upon the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the provisions of the Certificate of Incorporation and By-Laws of the Corporation as from time to time amended. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registar.

     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

          Dated:                                  /s/
                                                  Chief Executive Officer

                     [PHOENIX TECHNOLOGIES LTD CORPORATE SEAL]


                                                                Treasurer


                                        COUNTERSIGNED AND REGISTERED:
                                             BANKBOSTON, N.A.
                                                  TRANSFER AGENT AND REGISTRAR

                                        BY
                                                          AUTHORIZED SIGNATURE


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                          PHOENIX TECHNOLOGIES LTD.

     The Corporation is authorized to issue more than one class of stock. The Corporation will furnish without charge to each stockholder upon written request the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -- as tenants in common

TEN ENT  -- as tenants by the entireties

JT TEN   -- as joint tenants with right of survivorship
            and not as tenants in common

COM PROP -- as Community Property

UNIF GIFT MIN ACT -- ..............Custodian..............
                         (Cust)                (Minor)
                     under Uniform Gifts to Minors Act

                     .....................................
                                   (State)

     Additional abbreviations may also be used though not in the above list.


     For value received................hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
/                                    /
/                                    /..........................................

 ................................................................................
Please print or typewrite name and address including postal zip code of assignee

 ................................................................................

 ................................................................................

 ..........................................................................Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint..............................................

 ................................................................................
Attorney to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.

Dated,...............................

                                    ............................................

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Phoenix Technologies Ltd. (the "Company") and The First National Bank of Boston (the "Rights Agent") dated as of October 31, 1989 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associates thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.